              As filed with the Securities and Exchange Commission
                                on March 22, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                            MONRO MUFFLER BRAKE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New York                                     16-0838627
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

        200 Holleder Parkway, Rochester, New York        14615
        (Address of Principal Executive Offices)       (Zip Code)

       MONRO MUFFLER BRAKE, INC. NON-EMPLOYEE DIRECTORS'STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Robert G. Gross
                      President and Chief Executive Officer
                            MONRO MUFFLER BRAKE, INC.
                              200 Holleder Parkway
                            Rochester, New York 14615
                                 (716) 647-6400
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                              Marc Weingarten, Esq.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022


===================================================================================================================
                         CALCULATION OF REGISTRATION FEE

                                                                                Proposed
                                                                                Maximum
        Title of                                    Proposed Maximum            Aggregate           Amount of
     Securities to            Amount to be           Offering Price             Offering          Registration
     be Registered           Registered (1)           Per Share (2)              Price (2)             Fee
     -------------           --------------         ----------------            ----------        -------------
Common Stock, par value          200,102                $10.125              $2,026,032.75           $506.51
     $.01 per share              shares

======================================================================================================================

---------------------------------
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Monro Muffler Brake, Inc. Non-Employee Directors' Stock Option Plan, as amended (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices quoted for the Common Stock (the "Common Stock") in NASDAQ over-the-counter trading on March 20, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3.  Incorporation of Documents By Reference.

                  The following documents which have been filed by Monro Muffler Brake, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

                  1. The Company's Annual Report on Form 10-K for its fiscal year ended March 31, 2000, filed with the Commission on June 29, 2000.

                  2. The Company's Quarterly Report on Form 10-Q, filed with the Commission on August 10, 2000.

                  3. The Company's Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2000.

                  4. The Company's Quarterly Report on Form 10-Q, filed with the Commission on February 13, 2001.

                  5. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on August 7, 2000, filed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  6. The description of the Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission pursuant to Section 12 of the Exchange Act, on June 19, 1991 (File No. 33-41290), and any amendment or report filed for the purpose of further updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

                  Item 4.      Description of Securities.

                  Not Applicable.

                  Item 5.      Interests of Named Experts and Counsel.

                  Not Applicable.

                  Item 6.      Indemnification of Directors and Officers.

Limitation of Directors' Liability.

                  Section 402(b) of the Business Corporation Law of the State of New York (the "BCL"), authorizes a New York corporation in its certificate of incorporation to limit or eliminate the personal liability of its directors to the corporation and its shareholders for damages for certain breaches of duty when acting in their capacity as directors.

                  Section 7 of the Company's Restated Certificate of Incorporation limits the liability of its directors (in their capacity as directors but not in their capacity as Company officers) to the Company and its shareholders to the fullest extent permitted by the BCL. However, in accordance with the BCL, the Restated Certificate of Incorporation states that it does not eliminate or limit:

                  (a) the liability of any director if a judgment or other final adjudication adverse to such director establishes (i) that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) that such director personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) that such director's acts violated Section 719 of the BCL; or (b) the liability of any director for any act or omission prior to the adoption of this Restated Certificate of Incorporation.

                  The Certificate of Incorporation also provides that no amendment, modification or repeal of Section 7 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

Indemnification and Insurance.

                  Section 722 of the BCL provides that a corporation may indemnify its current and former directors and officers under certain circumstances. The Company's Bylaws generally provide that the Company will indemnify to the fullest extent permitted by law any person who is or was a director or officer of the Company against any judgments, fines, amount paid in settlement and reasonable expenses, including attorneys' fees, which may arise by reason of the fact that such person is or was a director or officer of the Company, or where, at the Company's request, such person serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. In accordance with Section 726 of the BCL, the Company also maintains insurance for the benefit of its directors and officers insuring them against certain liabilities arising out of their service in such capacities, including liabilities under the securities law.

                  Section 721 of the BCL provides that no such indemnification can be made if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  Item 7.      Exemption from Registration Claimed.

                  Not Applicable.

                  Item 8.      Exhibits.

                  The following is a complete list of exhibits filed as a part of this Registration Statement:


               Exhibit No.         Document
                  4.1              Monro Muffler Brake, Inc. Non-Employee Directors'
                                   Stock Option Plan

                  4.2              Monro Muffler Brake, Inc. Non-Employee Directors'
                                   Stock Option Plan Amendment No.1

                  4.3              Monro Muffler Brake, Inc. Non-Employee Directors'
                                   Stock Option Plan Amendment No.2

                  5                Opinion of Schulte Roth & Zabel LLP with respect to
                                   the legality of original issuance shares of Common
                                   Stock being registered

                  23.1             Consent of PricewaterhouseCoopers  LLP

                  23.2             Consent of Schulte Roth & Zabel LLP (included in
                                   Exhibit 5)

                  24               Powers of Attorney (see pages II-1 and II-2 of this
                                   Registration Statement)

                  Item 9.      Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The registrant and each person whose signature appears below hereby appoint Robert G. Gross and Catherine D'Amico, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 19th day of March, 2001.

                                     MONRO MUFFLER BRAKE, INC.


                                     By:   /s/ Robert G. Gross
                                           ----------------------------
                                           Robert G. Gross
                                           President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Name and Signature                       Title                          Date
           ------------------                       -----                          ----
/s/ Robert G. Gross                      Director, President and          March 19, 2001
-------------------------------------    Chief Executive Officer
Robert G. Gross                          (Principal Executive Officer)

/s/ Catherine D'Amico                    Senior Vice-President-Finance    March 19, 2001
-------------------------------------    Chief Financial Officer
Catherine D'Amico                        and Treasurer
                                         (Principal Financial
                                         and Accounting Officer)

/s/ Burton S. August, Sr.                Director                         March 19, 2001
-------------------------------------
Burton S. August, Sr.

/s/ Charles J. August                    Director                         March 19, 2001
-------------------------------------
Charles J. August

/s/ Robert W. August                     Director                         March 19, 2001
-------------------------------------
Robert W. August

/s/ Frederick M. Danziger                Director                         March 19, 2001
-------------------------------------
Frederick M. Danziger

/s/ Jack M. Gallagher                    Director                         March 19, 2001
-------------------------------------
Jack M. Gallagher

/s/ Donald Glickman                      Director                         March 19, 2001
-------------------------------------
Donald Glickman

/s/ Peter J. Solomon                     Director                         March 19, 2001
-------------------------------------
Peter J. Solomon

/s/ Lionel B. Spiro                      Director                         March 19, 2001
-------------------------------------
Lionel B. Spiro

/s/ W. Gary Wood                         Director                         March 19, 2001
-------------------------------------
W. Gary Wood

                                  EXHIBIT INDEX

Exhibit No.                Document

4.1                        Monro Muffler Brake, Inc. Non-Employee Directors'
                           Stock Option Plan


4.2 Monro Muffler Brake, Inc. Non-Employee Directors' Stock Option Plan Amendment No.1


4.3 Monro Muffler Brake, Inc. Non-Employee Directors' Stock Option Plan Amendment No.2


5 Opinion of Schulte Roth & Zabel LLP with respect to the legality of original issuance shares of Common Stock being registered


23.1                       Consent of PriceWaterhouseCoopers LLP


23.2                       Consent of Schulte Roth & Zabel LLP (included in
                           Exhibit 5)


24                         Powers of Attorney (see pages II-1 and II-2 of this
                           Registration Statement)



                                     III-1